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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 23 1998, except as to Note 12 which is as of May 25, 1998, which appears in Arbor Software Corporation's Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

San Jose, California
July 10, 1998